UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2011

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

WYOMING	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry Into a Definitive Material Agreement

On May 26, 2011, Frontier Oil Corporation (the “Company”) and Wells Fargo Bank, N.A., as trustee, under each of the indentures dated September 17, 2008 and November 22, 2010, each as supplemented, by and among the Company, the guarantors named therein and the trustee, relating to the Company’s 8.5% Senior Notes due 2016 and the Company’s 6.875% Senior Notes due 2018, entered into supplemental indentures to amend certain terms of the indentures.  The Company received the requisite consents to execute the supplemental indentures on May 26, 2011, pursuant to its previously announced consent solicitations.  The supplemental indentures effect the proposed amendments to the indentures as described in the Company’s Consent Solicitation Statement, dated as of May 13, 2011.  The amendments to the indentures designate each of Holly Energy Partners, L.P., a publicly traded limited partnership in which Holly Corporation has a 34% ownership interest and indirectly owns the general partner  (“HEP”), and HEP’s subsidiaries as an “Unrestricted Subsidiary” under the indentures, except HEP and its subsidiaries and certain affiliates from certain covenant restrictions contained in the indentures and make certain other amendments with respect to the transactions with affiliates and additional guarantor covenants.  The amendments will become effective only upon consummation of the proposed merger of North Acquisition, Inc., a subsidiary of Holly Corporation, into the Company in connection with the previously announced merger agreement among those parties.

The foregoing description of the supplemental indentures is qualified by the terms of the supplemental indentures, which are attached hereto as Exhibits 4.1 and 4.2 and incorporated herein by reference.

ITEM 8.01.                      Other Events.

On May 26, 2011, Frontier Oil Corporation issued a press release announcing the expiration of its consent solicitations from the holders of its 8.5% Senior Notes due 2016 in aggregate principal amount outstanding of $200 million and its 6.875% Senior Notes due 2018 in aggregate principal amount outstanding of $150 million to effect amendments to the indentures governing the notes.

A copy of this press release is set forth in Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01.                      Financial Statements and Exhibits.

    (c) Exhibits

Exhibit Number	Description
4.1
Second Supplemental Indenture, dated as of May 26, 2011, among Frontier Oil Corporation, the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (relating to the 8.5% Senior Notes due 2016)

4.2
Second Supplemental Indenture, dated as of May 26, 2011, among Frontier Oil Corporation, the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (relating to the 6.875% Senior Notes due 2018)

99.1	Press release, dated May 26, 2011, issued by Frontier Oil Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION
By: /s/ Doug S. Aron Name: Doug S. Aron Title: Executive Vice President and Chief Financial Officer

Date: May 27, 2011